UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

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VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 22, 2015, Village Bank (the “Bank”), a wholly-owned subsidiary of Village Bank and Trust Financial Corp. (the “Company”), received notification from the Federal Deposit Insurance Corporation (the “FDIC”) and the Virginia Bureau of Financial Institutions (the “Virginia BFI”) that the Consent Order under which the Bank has been operating since February 3, 2012 was terminated effective December 14, 2015. The Consent Order was terminated as a result of the steps the Company and the Bank took to, among other things, improve asset quality, increase capital, augment management and board oversight, and increase earnings. The terms and conditions of the terminated Consent Order are incorporated herein by reference to the Form 8-K of the Company filed with the Securities and Exchange Commission on February 3, 2012.

Item 8.01	Other Events.

In place of the Consent Order described above under Item 1.02, the Bank’s Board of Directors has made certain written assurances to the FDIC and Virginia BFI in the form of a Memorandum of Understanding that contains provisions concerning asset quality, earnings, regulatory violations, minimum capital levels, asset growth, restrictions on paying dividends and a requirement to furnish progress reports to the FDIC and Virginia BFI. The Memorandum of Understanding is considered an informal regulatory action.

On December 28, 2015, the Company issued a press release announcing the termination of the Consent Order and its substitution with the Memorandum of Understanding. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 28, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: December 28, 2015	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO

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